UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ENBRIDGE INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

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Vote by Internet • Go to www.envisionreports.com/ENB2019 • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the Enbridge Inc. Annual Meeting to be Held on May 8, 2019

We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view the proxy materials, you can also vote.

Step 1: Go to www.envisionreports.com/ENB2019 to view the proxy materials.

Step 2: Click on Cast Your Vote.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

You may also access our proxy materials in the investor center section of our website at www.enbridge.com and under our issuer profile at www.sedar.com or www.sec.gov. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before April 24, 2019 to facilitate timely delivery.

Enbridge Inc. Meeting Notice

The annual meeting of shareholders of Enbridge Inc. will be held at Kensington Room, Calgary Marriott Downtown Hotel, 110-9th Avenue SE, Calgary, Alberta, Canada T2G 5A6 on May 8, 2019 at 1:30 p.m. (Mountain Daylight Time).

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of the following 12 directors to serve as directors until the close of the next annual meeting of shareholders:

•	Pamela L. Carter
•	Marcel R. Coutu
•	Susan M. Cunningham
•	Gregory L. Ebel
•	J. Herb England
•	Charles W. Fischer
•	V. Maureen Kempston Darkes
•	Teresa S. Madden
•	Al Monaco
•	Michael E.J. Phelps
•	Dan C. Tutcher
•	Catherine L. Williams

2.	Appointment of PricewaterhouseCoopers LLP as independent auditors of the company and authorizing the directors to set their remuneration.

3.	Approval of the Enbridge Inc. 2019 Long Term Incentive Plan and the ratification of the grants of stock options thereunder; and

4.	Advisory vote to approve the compensation of our named executive officers.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. You must vote online or request a paper copy of the proxy materials to receive a proxy card. Your online vote or completed proxy card must be received by 1:30 p.m. (Mountain Daylight Time) on May 6, 2019. If you wish to attend and vote at the meeting, please bring this notice with you. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person.

For directions and additional information regarding attending the meeting, please consult the proxy materials or contact Investor Relations at investor.relations@enbridge.com.

Here’s how to order a paper copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g Internet – Go to www.envisionreports.com/ENB2019. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials.

g Telephone – Call us free of charge at 1-866-962-0498 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g Email – Send email to enbridge@computershare.com with “Proxy Materials Enbridge Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before April 24, 2019.

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